UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated May 26, 2005

of

AGCO CORPORATION

A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930

4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.   Material Modification to Rights of Security Holders

On May 26, 2005, AGCO Corporation (the “Company”) issued a press release announcing the filing of a registration statement with the Securities and Exchange Commission to register its offer to holders of its $201,250,000 outstanding principal amount of 1 3/4% Convertible Senior Subordinated Notes due 2033 (the “Old Notes”) to exchange the Old Notes for an equivalent principal amount of its 1 3/4% Convertible Senior Subordinated Notes, Series B, due 2033 (the “New Notes”). The New Notes provide for (i) the settlement upon conversion in cash up to the principal amount of the converted New Notes with any excess conversion value settled in shares of the Company’s common stock, and (ii) the conversion rate to be increased under certain circumstances if the New Notes are converted in connection with certain change of control transactions occurring prior to December 10, 2010, and otherwise are substantially the same as the Old Notes. If a significant number of Old Notes are exchanged in the exchange offer, the liquidity of the trading market for the Old Notes, if any, after the completion of the exchange offer may be substantially reduced. Any Old Notes exchanged will reduce the aggregate number of Old Notes outstanding. As a result, the Old Notes may trade at a discount to the price at which they would trade if the transactions contemplated by this prospectus were not consummated, subject to prevailing interest rates, the market for similar securities and other factors.

A copy of the Company’s press release announcing the exchange offer is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.

Item 9.01.   Financial Statements and Exhibits

(c) Exhibit

99.1   Press Release of AGCO Corporation, issued May 26, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation
By:	/s/ Stephen D. Lupton
Stephen D. Lupton
Senior Vice President –
Corporate Development and General Counsel

Dated: May 26, 2005

Exhibit Index

Exhibit No.	Description
99.1	Press Release of AGCO Corporation, issued May 26, 2005.